UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 23, 2013
____________________
HEARTLAND PAYMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other jurisdiction	(Commission File No)	(I.R.S. Employer
of incorporation or organization)	File No)	Identification Number)

90 Nassau Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)
(609) 683-3831
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On October 23, 2013, Heartland Payment Systems, Inc. (“Company”, “we”, “our” or “us”) entered into a new senior secured credit facility consisting of a revolving line of credit in an aggregate principal amount of up to $350 million (the “Revolving Credit Facility”) pursuant to a Credit Agreement (the “ Credit Agreement”) among us, the lenders party to the Credit Agreement from time to time, Bank of America, N.A., as administrative agent (the “Agent”), swingline lender and letter of credit issuer (the “L/C Issuer”), SunTrust Bank and KeyBank National Association, as joint syndication agents, Wells Fargo Bank, National Association (“Wells Fargo”), as documentation agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and KeyBanc Capital Markets, as joint lead arrangers and joint book managers. We used the proceeds of $150 million in loans drawn under the Revolving Credit Facility to repay and terminate all loans and other outstanding obligations under our Second Amended and Restated Credit Agreement entered into on November 24, 2010, as amended (the “Second Amended and Restated Credit Agreement”), among us, certain lenders party to the Second Amended and Restated Credit Agreement, and JPMorgan Chase Bank, N.A., as administrative agent, and to pay fees and expenses related to the Revolving Credit Facility. Going forward, the proceeds of the Revolving Credit Facility will be used to provide ongoing working capital and for other general corporate purposes of the Company and its subsidiaries.
The Revolving Credit Facility has a term of five years and includes a $35 million subfacility for issuance of letters of credit and a $35 million subfacility for swingline loans. Subject to the terms and conditions of the Credit Agreement, without the consent of the then existing lenders (but subject to the receipt of commitments), the Revolving Credit Facility may be increased and new term loans may be issued in an aggregate principal amount of up to $150 million for all such increases under the Revolving Credit Facility and new term loans, subject to certain minimum threshold amounts. The pricing and amortization terms of any new term loan will be proposed by us in consultation with the Agent, but no new term loan may have a maturity date which is earlier than the maturity date of the Revolving Credit Facility or any outstanding term loan.
Borrowings under the Revolving Credit Facility bear interest at a floating rate which can be, at our option, either (a) a LIBOR borrowing rate for a specified interest period, or (b) the greatest of the prime rate, the federal funds rate plus 0.50% and the one month adjusted LIBOR rate plus 1%, in each case, plus a margin determined by our current leverage ratio.
The Revolving Credit Facility is subject to (a) an unused commitment fee on the daily unused amount of the Revolving Credit Facility and a letter of credit fee on the aggregate stated amount of each letter of credit available to be drawn, in each case, at a rate determined by our current leverage ratio, and (b) certain other customary fees and expenses paid to the L/C Issuer and the Agent.
The Credit Agreement contains covenants which include our maintenance of certain leverage and fixed charge coverage ratios, limitations on our ability to incur indebtedness, make investments (including acquisitions) and distributions, grant liens on our assets, enter into business combinations, sell assets and certain other financial and non-financial covenants. These covenants also apply to our subsidiaries. The Credit Agreement also contains representations and warranties which are customary for financings of this type.
The description of the Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.
Intercreditor Agreement
On October 23, 2013, in connection with the Credit Agreement, the Company, as borrower, Wells Fargo, as sponsor, and Bank of America, N.A., as bank group administrative agent, entered into an Intercreditor Agreement (the “Intercreditor Agreement”). The Intercreditor Agreement establishes various inter-lender terms, including, but not limited to, (i) the priority of liens with respect to borrowings under the Uncommitted Revolving Line of Credit Agreement (the “Sponsor Facility Agreement”) with Wells Fargo, as lender and as sponsor bank dated July 20, 2012 (as amended from time to time) and the Credit Agreement, (ii) the mechanics for the release of any such liens, (iii) the application of proceeds from merchant receivables under the Sponsor Facility Agreement, (iv) the restrictions on amending various agreements and (v) certain other restrictions on the various lenders to the Company.
The description of the Intercreditor Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Intercreditor Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Collateral Agreement
In connection with the Credit Agreement, on October 23, 2013, we and our Subsidiary Guarantors (as defined below) entered into a Collateral Agreement (the “Collateral Agreement”) with the Agent. Under the Collateral Agreement, our obligations under the Credit Agreement and related loan documents are secured by (a) first priority liens on substantially all of our assets and the assets of the Subsidiary Guarantors, other than (i) 35% of the voting interests in direct foreign subsidiaries, (ii) deposit accounts used for payroll processing, loan service processing or card processing, in each case, for third parties, and (iii) other customary exceptions, and (b) a lien on certain of our accounts receivable, subject to a first priority lien in favor of Wells Fargo, which secure our Sponsor Facility Agreement.
The description of the Collateral Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Collateral Agreement, which is filed hereto as Exhibit 10.3 and is incorporated herein by reference.
Subsidiary Guaranty
Our obligations under the Credit Agreement and related loan documents are guaranteed by all of our current domestic subsidiaries and all future domestic subsidiaries (collectively, the “Subsidiary Guarantors”) pursuant to the Continuing Subsidiary Guaranty made by the Subsidiary Guarantors on October 23, 2013 (the “Subsidiary Guaranty”).
The description of the Subsidiary Guaranty set forth above does not purport to be complete and is qualified in its entirety by reference to the Subsidiary Guaranty, which is filed hereto as Exhibit 10.4 and is incorporated herein by reference.
ISDA Amendment
In connection with the Credit Agreement, on October 23, 2013 we entered into an amendment to the ISDA Master Agreement by and among us and Bank of America, N.A., dated as of December 30, 2010 and the ISDA Schedule to the Master Agreement dated as of December 30, 2010 (the “ISDA Amendment”), The Amendment amends the definition of Credit Agreement from the Credit Agreement dated December 30, 2010 to the Credit Agreement dated October 23, 2013, and makes certain other technical and conforming amendments to facilitate the foregoing.

The description of the ISDA Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the ISDA Amendment, which is filed hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation
The disclosure set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
Credit Agreement dated October 23, 2013, among Heartland Payment Systems, Inc., the lenders party to the Credit Agreement from time to time, Bank of America, N.A., as administrative agent (the “Agent”), swingline lender and letter of credit issuer (the “L/C Issuer”), SunTrust Bank and KeyBank National Association, as joint syndication agents, Wells Fargo Bank, National Association, as documentation agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and KeyBanc Capital Markets, as joint lead arranges and joint book managers.

10.2	Intercreditor Agreement dated October 23, 2013 by and among Hearland Payment Systems, Inc. , as borrower, Wells Fargo, as sponsor, and Bank of America, N.A., as bank group administrative agent.
10.3	Collateral Agreement dated October 23, 2013, among Heartland Payment Systems, Inc. certain of its subsidiaries as guarantors and , Bank of America, N.A.
10.4	Subsidiary Guaranty dated October 23, 2013, among certain of Heartland Payment Systems, Inc subsidiaries as gurantors and Bank of America, N.A.
10.5	ISDA Amendment dated October 23, 2013, among Heartland Payment Systems, Inc. and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2013
Heartland Payment Systems, Inc.
(Registrant)

By:	/s/ Robert H.B.Baldwin, Jr.
Robert H.B.Baldwin, Jr.
Interim Chief Financial Officer and Vice Chairman